Exhibit 77(q)(1)

Exhibits

(a)(1)  Plan of Liquidation dated December 13, 2008 regarding the dissolution of ING GET U.S. Core Series 2 – Filed herein.

(a)(2)  Amendment 21 to the Trust Instrument dated December 12, 2008 with regard to ING GET U.S. Core Series 2 dissolution – Filed herein.

(a)(3)  Unanimous Written Consent dated January 30, 2009 fixing the number of Trustees at 10

(a)(4)  Plan of Liquidation dated December 13, 2008 regarding the dissolution of ING GET U.S. Core Series 3 – Filed herein.

(a)(5)  Amendment 22 to the Trust Instrument dated March 13, 2009 with regard to ING GET U.S. Core Series 3 dissolution – Filed herein.

(a)(6)  Plan of Liquidation dated June 13, 2009 regarding the dissolution of ING GET U.S. Core Series 4 – Filed herein.

(a)(7)  Amendment 23 to the Trust Instrument dated June 13, 2009 with regard to ING GET U.S. Core Series 4 dissolution – Filed herein.